                                                                   Exhibit 10.20

English Translation

CONFIDENTIAL TREATMENT REQUESTED BY GMARKET INC.
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       OPEN MARKETING INFORMATION CONTRACT

This Open Marketing Information Contract (this "Contract") is made and entered into by and between Interpark Goodsdaq ("Interpark Goodsdaq") and Open Marketing Information Co., Ltd. ("Open Marketing") for the OMI (as defined below) service as follows:

Article 1 (Purpose)

The purpose of this Contract is to set out necessary business handling processes and the rights and obligations of Interpark Goodsdaq and Open Marketing in connection with the Intermediary Services provided on the website operated by Open Marketing (www.omi.co.kr, hereinafter referred to as "OMI") for the sale of Interpark Goodsdaq's goods and services.

Article 2 (Definition)

     1. "Members" shall mean users who provide to OMI any necessary information for purchasing goods and who are given an ID and a password.

     2. "Intermediary Service" shall mean Open Marketing's provision of information on goods and services sold by Interpark Goodsdaq to Members through electronic contacts at OMI website and forwarding orders received from Members to Interpark Goodsdaq to conclude a sale and purchase between Members and Interpark Goodsdaq.

     3. "Purchase Price" shall mean the price a Member pays to Interpark Goodsdaq for the goods or services bought through Open Marketing.

     4. "Commissions" shall mean the agreed proportional amount from Interpark Goodsdaq's sales resulted from Open Marketing's Brokerage, to which Open Marketing is entitled by agreement between the parties.

     5. "Member Information" shall mean any and all personal and purchase transaction records provided by Members to Open Marketing.

Article 3 (Obligations)

     1. Interpark Goodsdaq shall use its best effort to promote sales by sharing information on the sale of goods and services with Open Marketing.

     2. Open Marketing shall be equipped with necessary personnel and system to give its Members prompt and accurate information on sale of Interpark Goodsdaq's goods and services and shall provide advice on related businesses.

Article 4 (Purchase Price and Settlement Method)

     1. Concurrently with the execution of this Contract, Open Marketing shall gove Interpark Goodsdaq the account number of an account in the name of Open Marketing.

     2. If Members purchase Interpark Goodsdaq's goods through the Intermediary Service of Open Marketing, Interpark Goodsdaq shall pay the separately agreed commission into Open Marketing's account.

     3. Interpark Goodsdaq shall pay into Open Marketing's account an amount equal to [****] percent of the sales (VAT inclusive) on the agreed date, regardless of the manner of payment (cash or credit cards) of Members.

     4. Interpark Goodsdaq shall settle accounts after confirmation of delivery of goods ordered and reflecting any invalidation of orders, such as cancellations or refund, etc.

     5. Open Marketing shall bill Interpark Goodsdaq the monthly sum of the commission by no later than the 21st day of the following month by issuing a tax invoice, and Interpark Goodsdaq shall pay the sum set fort in the tax invoice into Open Marketing's account within seven days after receipt of the invoice.

[****] = MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 5 (Confidentiality of Credit Information)

     1. Open Marketing shall not disclose to a third party without prior consent of Interpark Goodsdaq any trade secrets and relevant information of Interpark Goodsdaq, other than information on goods and services, obtained in the course of business.

     2. Interpark Goodsdaq shall not use or disclose or provide to a third party any Member Information, obtained in the course of delivering goods and supplying services, without prior consent of Open Marketing and Members.

Article 6 (Damages)

     1. If either party causes any damage to the other party or Members by any willful act or negligence in breach of Article 8 hereof, the breaching party shall compensate for such damage.

     2. Interpark Goodsdaq shall bear a all liability for damages incurred by Members arising from Interpark Goodsdaq's goods and services sold through Open Marketing.

     3. Interpark Goodsdaq, who is in charge of delivery, shall be liable for damages incurred by Members with respect to delivery of goods and services.

     4. If the goods and services sold by Interpark Goodsdaq are the causes of disputes relating to trademark, design right, patent, etc., Interpark Goodsdaq shall be civilly and criminally liable for damages and related costs

Article 7 (Amendment and Termination)

     1. If either party fails to perform its obligations hereunder without any special reason, the other party may amend or terminate this Contract, in whole or in part, by mutual agreement between Interpark Goodsdaq and Open Marketing.

     2. If Open Marketing receives a complaint more than three times from Members due to Interpark Goodsdaq's willful act or negligence, and if the complaint is found reasonable, Open Marketing may terminate this Contract at its discretion to protect the Members.

     3. If this Contract is terminated by agreement between Interpark Goodsdaq and Open Marketing, all relevant businesses and outstanding payments shall be settled within a month from the date of such termination.

     4. If Open Marketing determines that Interpark Goodsdaq's willful act or negligence will likely obstruct fair trade practices, Open Marketing shall give Interpark Goodsdaq a notice thereof and may terminate this Contract at its discretion in accordance with the Monopoly Regulation and Fair Trade Act and the Enforcement Decree thereof.

Article 8 (Term and Extension)

     1. The term of this Contract shall be six months from the date of execution.

     2. Unless either or both parties demand to amend or terminate this Contract in writing at least 10 days prior to expiration of the term referred to in the above paragraph, this Contract shall be automatically renewed for another six month-period on the same terms and conditions.

Article 9 (Dispute Resolution and Jurisdiction)

     1. Matters not provided for herein shall be determined upon mutual consultation between Interpark Goodsdaq and Open Marketing, unless otherwise agreed, and if an agreement fails to be reached through consultation, the matter shall be determined in accordance with the laws of Korea and general commercial practices.

     2. If any dispute arises in connection with this Contract, Interpark Goodsdaq and Open Marketing shall do their best to resolve the dispute through amicable settlement, failing which the dispute shall be brought before the Seoul Central District Court for resolution.

IN WITNESSETH WHEREOF, Interpark Goodsdaq and Open Marketing have caused two (2) copies of this Contract to be executed and affixed with their names and seals, each of which shall be kept by the respective parties.

                                  June 16, 2003

Interpark Goodsdaq:

     Interpark Goodsdaq
     Address: Hosung Building (new building) 6th Fl., 44-24, Yoido-Dong,

              Yeongdeungpo-Gu, Seoul

     Business Registration No.: 220-81-83676
     Representative Director: Young Bae Ku [seal]

Open Marketing:

     Open Marketing Information Co., Ltd.
     Address: Techno Mart 22nd Fl., 546-4, Guui-Dong, Gwangjin-Gu, Seou Business Registration No.: 214-86-32027
     Representative Director: Pyeong Bong YANG [seal]